Exhibit 99.1

PRESS RELEASE

Detroit and Paris, 6 March 2017

Opel/Vauxhall to join PSA Group

•	Establishes PSA Group as #2 in Europe. This strong and balanced presence in its home markets will serve as the basis of profitable growth worldwide

•	Joint venture in auto financing with BNP Paribas to support development of Opel/Vauxhall brands

•	€2.2 Bn transaction advances GM’s transformation and unlocks shareholder value through disciplined capital allocation

Detroit and Paris, 6 March 2017 – General Motors Co. (NYSE:GM) and PSA Group (Paris:UG) today announced an agreement under which GM’s Opel/Vauxhall subsidiary and GM Financial’s European operations will join the PSA Group in a transaction valuing these activities at €1.3 Bn and €0.9 Bn, respectively.

With the addition of Opel/Vauxhall, which generated revenue of €17.7 Bn in 20161, PSA will become the second-largest automotive company in Europe, with a 17% market share2.

Creates sound European foundation for PSA to support its worldwide profitable growth

“We are proud to join forces with Opel/Vauxhall and are deeply committed to continuing to develop this great company and accelerating its turnaround,” said Carlos Tavares, chairman of the Managing Board of PSA. “We respect all that Opel/Vauxhall’s talented people have achieved as well as the company’s fine brands and strong heritage. We intend to manage PSA and Opel/Vauxhall capitalizing on their respective brand identities. Having already created together winning products for the European market, we know that Opel/Vauxhall is the right partner. We see this as a natural extension of our relationship and are eager to take it to the next level.”

“We are confident that the Opel/Vauxhall turnaround will significantly accelerate with our support, while respecting the commitments made by GM to the Opel/Vauxhall employees,” continued Mr. Tavares.

[1]	Opel/ Vauxhall financials correspond to financials of the contributed entity
[2]	Excluding Russia and Turkey. Source: IHS (February 2017)

Advances GM’s Transformation and Unlocks Value

“We are very pleased that together, GM, our valued colleagues at Opel/Vauxhall and PSA have created a new opportunity to enhance the long-term performance of our respective companies by building on the success of our prior alliance”, said Mary T. Barra, GM chairman and chief executive officer.

“For GM, this represents another major step in the ongoing work that is driving our improved performance and accelerating our momentum. We are reshaping our company and delivering consistent, record results for our owners through disciplined capital allocation to our higher-return investments in our core automotive business and in new technologies that are enabling us to lead the future of personal mobility.

“We believe this new chapter puts Opel and Vauxhall in an even stronger position for the long term and we look forward to our participation in the future success and strong value-creation potential of PSA through our economic interest and continued collaboration on current and exciting new projects,” Ms. Barra concluded.

Strengthens Each Company for the Long Term

The transaction will allow substantial economies of scale and synergies in purchasing, manufacturing and R&D. Annual synergies of €1.7 Bn are expected by 2026 – of which a significant part is expected to be delivered by 2020, accelerating Opel/Vauxhall’s turnaround. Leveraging the successful partnership with GM, PSA expects Opel/Vauxhall to reach a recurring operating margin3 of 2% by 2020 and 6% by 2026, and to generate a positive operational free cash flow4 by 2020.

PSA, together with BNP Paribas, will also acquire all of GM Financial’s European operations through a newly formed 50%/50% joint venture that will retain GM Financial’s current European platform and team. This joint venture will be fully consolidated by BNP Paribas and accounted under the equity method by PSA.

The transaction is another step in GM’s ongoing work to transform the company, which has delivered three years of record performance and a strong 2017 outlook, and returned significant capital to shareholders. It will strengthen GM’s core business, support its continued deployment of resources to higher-return opportunities including in advanced technologies driving the future, and unlock significant value for shareholders.

By immediately improving EBIT-adjusted, EBIT-adjusted margins and adjusted automotive free cash flow and de-risking the balance sheet, the transaction will enable GM to lower the cash balance requirement under its capital allocation framework by $2 Bn, which it intends to use to accelerate share repurchases, subject to market conditions.

[3]	IFRS. Subject to full review of US GAAP – IFRS differences
[4]	Defined as recurring operating income + D&A – restructuring costs – capex – capitalized R&D – change in working capital

GM will also participate in the future success of the combined entity through its ownership of warrants to purchase shares of PSA. GM and PSA also expect to collaborate in the further deployment of electrification technologies and existing supply agreements for Holden and certain Buick models will continue, and PSA may potentially source long-term supply of fuel cell systems from the GM/Honda joint venture.

See additional information on following page

Additional Information

Terms of the Agreement

Opel/Vauxhall automotive operations will be acquired by PSA for €1.3 Bn. GM Financial’s European operations will be jointly acquired by PSA and BNP Paribas for 0.8 times their pro forma book value at the closing of the transaction, or approximately €0.9 Bn.

The transaction has a total value of €2.2 Bn, for Opel/Vauxhall automotive operations and 100% of GM Financial’s European operations.

The transaction value for PSA, including Opel/Vauxhall and 50% of GM Financial’s European operations, will be €1.8 Bn.

In connection with this transaction, GM or its affiliates will subscribe warrants for €0.65 Bn. These warrants have a nine-year maturity and are exercisable at any time in whole or in part commencing 5 years after the issue date, with a strike price of €1. Based on a reference price of €17.34 for the PSA share5, the warrants correspond to 39.7 MM shares of PSA, or 4.2% of its fully diluted share capital6. GM will not have governance or voting rights with respect to PSA and has agreed to sell the PSA shares received upon exercise of the warrants within 35 days after exercise.

The transaction includes all of Opel/Vauxhall’s automotive operations, comprising Opel and Vauxhall brands, six assembly and five component-manufacturing facilities, one engineering center (Rüsselsheim) and approximately 40,000 employees. GM will retain the engineering center in Torino, Italy.

Opel/Vauxhall will also continue to benefit from intellectual property licenses from GM until its vehicles progressively convert to PSA platforms over the coming years.

In connection with the transaction, GM will take a primarily non-cash special charge of $4.0-4.5 Bn.

Ongoing Pension Fund Commitments

All of Opel/Vauxhall’s European and U.K. pension plans, funded and unfunded, with the exception of the German Actives Plan and selected smaller plans will remain with GM. The obligations with respect to the German Actives Plan and these smaller plans of Opel/Vauxhall will be transferred to PSA. GM will pay PSA €3.0 Bn for full settlement of transferred pension obligations.

[5]	Reference price is the 20-day volume-weighted average share price of PSA as of February 13th, 2017 (pre-leak of February 14th, 2017)
[6]	Based on 907 MM fully diluted shares outstanding

Closing Conditions

The transaction is subject to various closing conditions, including regulatory approvals and reorganizations, and is expected to close before the end of 2017.

Warrants

The issuance of the warrants is subject to the vote of shareholders at PSA’s General Meeting of May 10th, 2017. The three main shareholders of PSA (the French State, the Peugeot family and DongFeng) representing in aggregate 36.6% of the share capital and 51.5%7 of the voting rights of PSA have undertaken to vote in favor of the resolution related to the issuance of the warrants to GM. In the event the warrant issuance reserved to GM and its affiliates is not approved by PSA’s General Meeting, PSA will settle the €0.65 Bn in cash over five years.

PSA Group Media contact

+33 1 40 66 42 00

presse-psa@mpsa.com

GM Media contact

Joanne Krell

+1 313-316-0940

joanne.krell@gm.com

Pat Morrissey

+1 313-407-4548

patrick.e.morrissey@gm.com

About PSA Group

With sales and revenue of €54 billion in 2016, PSA Group designs unique automotive experiences and delivers mobility solutions that provide freedom and enjoyment to customers around the world. The Group has three car brands, Peugeot, Citroën and DS, as well as a wide array of mobility and smart services under its Free2Move brand, to meet the evolving needs and expectations of automobile users. The automobile manufacturer PSA is the European leader in terms of CO2 emissions, with average emissions of 102.4 grams per kilometer in 2016, and an early innovator in the field of autonomous and connected cars, with 2.3 million such vehicles worldwide. It is also involved in financing activities through Banque PSA Finance and automotive equipment via Faurecia. Find out more at groupe-psa.com/en

[7]	Based on a fully diluted number of shares outstanding of 907 MM shares, pro forma the exercise of all outstanding 2014 warrants

PSA Group Forward-Looking Statements

This press release includes forward-looking statements and information about the objectives of PSA Group, in particular, relating to the acquisition of GM’s Opel/Vauxhall subsidiary and GM Financial’s European operations, and corresponding expected synergies. These statements are sometimes identified by the use of the future tense or conditional mode, as well as terms such as “estimate”, “believe”, “have the objective of”, “intend to”, “expect”, “result in”, “should” and other similar expressions. It should be noted that the realization of these objectives and forward-looking statements is dependent on the circumstances and facts that arise in the future. Forward-looking statements and information about objectives may be affected by known and unknown risks, uncertainties and other factors that may significantly alter the future results, performance and accomplishments planned or expected by PSA Group. These factors may include changes in the economic and geopolitical situation and more generally those detailed in Chapter 1.5 of the reference document filed with the Autorité des marchés financiers (the “AMF”) on 24 March 2016 under no. D.16-0204.

About General Motors

General Motors Co. (NYSE: GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world’s largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities currently sells vehicles under the Chevrolet, Cadillac, Baojun, Buick GMC, Holden, Jiefeng, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS

In this press release, and in reports GM subsequently files and has previously filed with the SEC on Forms 10-K and 10-Q and file or furnish on Form 8-K, and in related comments by GM’s management, GM uses words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements that represent GM’s current judgment about possible future events. In making these statements GM relies on assumptions and analyses based on its experience and perception of historical trends, current conditions and expected future developments as well as other factors GM considers appropriate under the circumstances. GM believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and GM’s actual results may differ materially due to a variety of important factors, both positive and negative. These factors, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K, include among others the following: (1) GM’s ability to deliver new products, services and customer experiences in response to new participants in the automotive industry; (2) GM’s ability to fund and introduce new and improved vehicle models that are able to attract a sufficient number of consumers; (3) the success of GM’s full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (4) global automobile market sales volume, which can be volatile; (5) aggressive competition in China; (6) the international scale and footprint of GM’s operations which exposes GM to a variety of domestic and foreign political, economic and regulatory risks, including the risk of changes in existing, the adoption of new, or the introduction of novel interpretations of, laws regulations, policies or other activities of governments, agencies and similar organizations particularly laws, regulations and policies relating to free trade agreements, vehicle safety including recalls, and, including such actions that may affect the production, licensing, distribution or sale of GM’s products, the cost thereof or applicable tax rates; (7) GM’s joint ventures, which GM cannot operate solely for its benefit and over which GM may have limited control; (8) GM’s ability to comply with extensive laws and regulations applicable to its industry, including those regarding fuel economy and emissions; (9) costs and risks associated with litigation and government investigations including the potential imposition of damages, substantial fines, civil lawsuits and criminal penalties, interruptions of business, modification of business practices, equitable remedies and other sanctions against GM in connection with various legal proceedings and investigations relating to GM’s various recalls; (10) GM’s ability to comply with the terms of the Deferred Prosecution Agreement; (11) GM’s ability to maintain quality control over its vehicles and avoid material vehicle recalls and the cost and effect on its reputation and products; (12) the ability of GM’s suppliers to deliver parts, systems and components without disruption and at such times to allow GM to meet production schedules; (13) GM’s dependence on its manufacturing facilities around the world; (14) GM’s highly competitive industry, which is characterized by excess manufacturing capacity and the use of incentives and the introduction of new and improved vehicle models by its competitors; (15) GM’s ability to realize production efficiencies and to achieve reductions in costs as GM implements operating effectiveness initiatives throughout its automotive operations; (16) GM’s ability to successfully restructure its operations in various countries; (17) GM’s ability to manage risks related to security breaches and other disruptions to its vehicles, information technology networks and systems; (18) GM’s continued ability to develop captive financing capability through GM Financial; (19) significant increases in GM’s pension expense or projected pension contributions resulting from changes in the value of plan assets, the discount rate applied to value the pension liabilities or mortality or other assumption changes; (20) significant changes in economic, political, regulatory environment, market conditions, foreign currency exchange rates or political stability in the countries in which GM operates, particularly China, with the effect of competition from new market entrants and in the United Kingdom with passage of a referendum to discontinue membership in the European Union; and (21) risks and uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions and the PSA Group’s realization of synergies in connection with the transaction.

GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where GM is expressly required to do so by law.